
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 4 Financial Statements for the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                         402,621
<SECURITIES>                                         0
<RECEIVABLES>                                   12,530<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             1,142,901
<PP&E>                                      42,238,810<F2>
<DEPRECIATION>                            (27,078,544)<F3>
<TOTAL-ASSETS>                              16,718,318
<CURRENT-LIABILITIES>                        1,254,299
<BONDS>                                     20,327,586<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (4,863,567)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                16,718,318
<SALES>                                              0
<TOTAL-REVENUES>                             7,721,285<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             6,251,878<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,312,291
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   157,116<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the
Balance Sheet.
<F2>Multi-family complexes of $41,807,070 and deferred expenses of $431,740.
<F3>Accumulated depreciation of $26,859,567 and accumulated amortization of deferred expenses of $218,977.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($307,186) and ($4,556,381), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $3,313,321, real estate taxes of $759,158 and depreciation and amortization of $2,179,399.
<F8>Net income allocated $1,571 to the General Partners and $155,545 to the Limited
Partners.  Average net income per Unit of Limited Partners interest is $4.98 on
30,000 Units outstanding.

